DYNEGY INC.

OFFER TO CONVERT

DYNEGY INC.

4.75% Convertible Subordinated Debentures due 2023

for

Cash and Shares of Dynegy Inc. Class A Common Stock

and

CONSENT SOLICITATION

Pursuant to, and subject to the terms and conditions described in, the Prospectus and Solicitation Statement dated April 12, 2006 and the related Letter of Transmittal and Consent

THE OFFER TO CONVERT AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 20, 2006, UNLESS EXTENDED OR TERMINATED BY DYNEGY INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER FOR HOLDERS OF THE DEBENTURES TO PARTICIPATE IN THE OFFER AND CONSENT SOLICITATION AND RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW), SUCH HOLDERS MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR DEBENTURES AND DELIVER THEIR RELATED CONSENTS TO THE PROPOSED AMENDMENTS (AS DEFINED BELOW) TO THE INDENTURE (AS DEFINED BELOW) TO THE CONVERSION AGENT AT OR PRIOR TO THE EXPIRATION DATE. TENDERED DEBENTURES MAY BE WITHDRAWN AND RELATED CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

To Our Clients:

Enclosed for your consideration is the Prospectus and Solicitation Statement dated April 12, 2006 (the “Prospectus”) and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”) that together constitute the offer (the “Offer”) by Dynegy Inc., an Illinois corporation (the “Company”), to convert all of its outstanding 4.75% Convertible Subordinated Debentures due 2023 (the “Debentures”) to shares of Class A common stock, no par value (“Class A common stock”), of the Company and cash, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal and Consent. Registered holders of Debentures (“Holders”) who validly tender (and do not withdraw) their Debentures for conversion at or prior to the Expiration Date pursuant to the Offer will receive for each $1,000 principal amount of Debentures the following consideration (the “Offer Consideration”): (a) 242.6595 shares of Class A common stock issuable upon conversion of the Debentures, (b) a premium of $193.85 payable in cash and (c) accrued and unpaid interest from February 15, 2006 up to, but not including, the date of conversion. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Company is also soliciting consents from Holders to amend the indenture under which the Debentures were issued (the “Indenture”) to eliminate the cross-default and cross-acceleration provisions contained in the Indenture (the “Proposed Amendments”), as more fully described in the Prospectus. If you tender your Debentures in the Offer, you must deliver a corresponding consent to the Proposed Amendments (as defined in the Prospectus) to the Indenture. The completion, execution and delivery of the Letter of Transmittal and Consent will be deemed to constitute consent to the Proposed Amendments with respect to the Debentures tendered thereby.

This material is being forwarded to you as the beneficial owner of the outstanding Debentures carried by us in your account, but not registered in your name. A TENDER OF SUCH OUTSTANDING DEBENTURES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER FOR YOUR ACCOUNT AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL AND CONSENT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER OUTSTANDING DEBENTURES.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the outstanding Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal and Consent.

THE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON APRIL 20, 2006 UNLESS EXTENDED OR TERMINATED BY THE COMPANY. If you desire to tender your outstanding Debentures in the Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the outstanding Debentures on your behalf on or prior to the Expiration Date in accordance with the provisions of the Offer. Any outstanding Debentures tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date.

Your attention is directed to the following:

1.	The Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal and Consent.

2.	The Offer is an offer to convert to shares of Class A common stock and cash all of the $225,000,000 aggregate principal amount of the outstanding Debentures.

3.	Subject to the terms and conditions of the Offer, the Company will accept for purchase all outstanding Debentures validly tendered and will pay the Offer Consideration promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of outstanding Debentures from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 8 of the Letter of Transmittal and Consent.

5.	The Offer expires at 5:00 pm, New York City time, on April 20, 2006 unless extended or terminated by the Company. If you desire to tender any outstanding Debentures pursuant to the Offer, we must receive your instructions in ample time to permit us to effect a tender of the outstanding Debentures on your behalf on or prior to the Expiration Date.

6.	Tendered Debentures will be deemed to be accompanied by the related consents to the Proposed Amendments with respect to the Debentures.

We urge you to read the enclosed Prospectus and Letter of Transmittal and Consent in connection with the Offer carefully before instructing us to tender your outstanding Debentures. If you wish to tender any or all of the outstanding Debentures held by us for your account (and deliver the related consents), please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto.

NONE OF THE OUTSTANDING DEBENTURES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE ON THE ATTACHED “INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL HOLDER” SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF THE OUTSTANDING DEBENTURES HELD BY US FOR YOUR ACCOUNT.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

REGARDING OFFER TO CONVERT

DYNEGY INC.

4.75% Convertible Subordinated Debentures due 2023

for

Cash and Shares of Dynegy Inc. Class A Common Stock

and

CONSENT SOLICITATION

of

DYNEGY INC.

Pursuant to, and subject to the terms and conditions described in, the Prospectus and Solicitation Statement dated April 12, 2006 and the related Letter of Transmittal and Consent

THE OFFER TO CONVERT AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 20, 2006, UNLESS EXTENDED OR TERMINATED BY DYNEGY INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER FOR HOLDERS OF THE DEBENTURES TO PARTICIPATE IN THE OFFER AND CONSENT SOLICITATION AND RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW), SUCH HOLDERS MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR DEBENTURES AND DELIVER THEIR RELATED CONSENTS TO THE PROPOSED AMENDMENTS (AS DEFINED BELOW) TO THE INDENTURE (AS DEFINED BELOW) TO THE CONVERSION AGENT AT OR PRIOR TO THE EXPIRATION DATE. TENDERED DEBENTURES MAY BE WITHDRAWN AND RELATED CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

The undersigned hereby acknowledges receipt of the Prospectus and Solicitation Statement dated April      2006 (the “Prospectus”) and the accompanying Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”) that together constitute the offer (the “Offer”) by Dynegy Inc., an Illinois corporation (the “Company”), to convert all of its outstanding 4.75% Convertible Subordinated Debentures due 2023 (the “Debentures”) to shares of Class A common stock, no par value (“Class A common stock”), of the Company and cash, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal and Consent. Registered holders of Debentures (“Holders”) who validly tender (and do not withdraw) their Debentures for conversion at or prior to the Expiration Date pursuant to the Offer will receive for each $1,000 principal amount of Debentures the following consideration (the “Offer Consideration”): (a) 242.6595 shares of Class A common stock issuable upon conversion of the Debentures, (b) a premium of $193.85 payable in cash and (c) accrued and unpaid interest from February 15, 2006 up to, but not including, the date of conversion. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The undersigned understands that tenders of Debentures in the Offer will be deemed to constitute the delivery of consents to the Proposed Amendments with respect to the Debentures tendered. The undersigned further understands that Holders may not tender Debentures in the Offer without delivering consents.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Offer with respect to the outstanding Debentures held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal and Consent.

The aggregate face amount of the outstanding Debentures held by you for the account of the undersigned is (fill in the amount):

$

With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the outstanding Debentures held by you for the account of the undersigned.

☐	To TENDER the following outstanding Debentures held by you for the account of the undersigned (insert principal amount of outstanding Debentures to be tendered, if any, in principal amounts equal to $1,000 or integral multiples of $1,000):

$

☐	NOT TO TENDER any outstanding Debentures held by you for the account of the undersigned.

TENDERED DEBENTURES WILL BE DEEMED TO BE ACCOMPANIED BY THE RELATED CONSENTS TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE DEBENTURES.

If the undersigned is instructing you to tender the outstanding Debentures held by you for the account of the undersigned and to deliver corresponding consents to the Proposed Amendments to the related Indenture, the undersigned agrees and acknowledges that you are authorized:

•	to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal and Consent that are to be made with respect to the undersigned as a beneficial owner of the outstanding Debentures, including but not limited to the representations that:

•	the undersigned has received and reviewed the Prospectus;

•	the undersigned is the beneficial owner of, or a duly authorized representative of one or more such beneficial owners of, the outstanding Debentures tendered through the Letter of Transmittal and Consent;

•	the undersigned will not sell, pledge, hypothecate or otherwise encumber or transfer any outstanding Debentures tendered from the date hereof and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect; and

•	in evaluating the Offer and in making its decision whether to participate by submitting this Instruction to Registered Holder from Beneficial Owner and tendering its outstanding Debentures (and thereby deliver the related consents to the Proposed Amendments), the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made by the Company or the Conversion Agent other than those contained in the Prospectus (as amended or supplemented to the Expiration Date).

The undersigned hereby represents and warrants that the undersigned (1) owns the outstanding Debentures tendered and is entitled to tender such outstanding Debentures, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding Debentures and that, when the same are accepted for purchase, the Company will acquire good, marketable and unencumbered title to the tendered outstanding Debentures, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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